Exhibit 4.1


                                  INNOVEX, INC.

                           2000 RESTRICTED STOCK PLAN

Section 1.   Purpose.

The purpose of the Innovex, Inc. Restricted Stock Plan (the "Plan") is to provide a continuing, long-term incentive to eligible employees of Innovex, Inc. (the "Corporation") and of any subsidiary corporation of the Corporation (a "Subsidiary"), as herein defined; to provide a means of rewarding outstanding performance; and to enable the Corporation to maintain a competitive position to attract and retain personnel necessary for continued growth and profitability.

Section 2.   Definitions.

The following words and phrases as used herein shall have the meanings set forth below:

         2.1 "Agreement" means an Agreement by and between the Corporation and a Recipient of an award under this Plan setting forth the terms and conditions of that award.

         2.2 "Board" shall mean the Board of Directors of the Corporation.

         2.3 "Change in Control" shall mean any of the following:

                  (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) (other than the Corporation or a Subsidiary or any Corporation employee benefit plan) becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 50% or more of the combined voting power of the Corporation's then outstanding securities; or

                  (b) a business combination, following which shareholders of the Corporation do not continue to beneficially own at least 51% of the voting power of the resulting entity in substantially the same proportion as their ownership immediately prior to the combination or the members of the Corporation's Board of Directors prior to the transaction do not constitute a majority of the resulting entity's Board of Directors; or

                  (c) individuals who were the Board's nominees for election as directors (other than a director whose initial assumption of office is in connection with an actual or threatened contest or a settlement of such contest) of the Corporation immediately prior to a meeting of the shareholders of the Corporation involving a contest for the election of directors shall not constitute a majority of the Board following the election; or

                  (d) a liquidation, dissolution or disposition of all or substantially all of the assets of the Corporation, and immediately thereafter, there is no substantial continuity of ownership with respect to the Corporation and the entity to which such assets have been transferred.

         2.4 "Code" shall mean the Internal Revenue Code of 1986, as amended.

         2.5 "Committee" shall mean the Compensation Committee of the Board, if any, or such other committee of the Board as may be designated by the Board, from time to time, for the purpose of administering this plan as contemplated by
Article 4 hereof.


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         2.6 "Common Stock" shall mean the common stock, $.04 par value, of the
Corporation.

         2.7 "Corporation" shall mean Innovex, Inc., a Minnesota corporation.

         2.8 "Fair Market Value" of Common Stock on any given date shall be determined by the Committee as follows:

                  (a) if the Common Stock is listed for trading on one of more national securities exchanges, or is traded on the Nasdaq Stock Market, including the Nasdaq Small Cap Market, the last reported sales price on the principal such exchange or the Nasdaq Stock Market on the date prior to the date in question, or if such Stock shall not have been traded on such principal exchange on such date, the last reported sales price on such principal exchange or the Nasdaq Stock Market on the first day prior thereto on which such Stock was so traded; or

                  (b) if the Stock is not listed for trading on a national securities exchange or the Nasdaq Stock Market, but is traded in the over-the-counter market, including the Nasdaq OTC Bulletin Board, the closing bid price for such Stock on the date prior to the date in question, or if there is no closing bid price for such Stock on such date, the closing bid price on the first day prior thereto on which such price existed; or

                  (c) if neither (a) nor (b) is applicable, by any means fair and reasonable by the Committee, which determination shall be final and binding on all parties.

         2.9 "Plan" shall mean this 2000 Restricted Stock Plan of the
Corporation.

         2.10 "Recipient" shall mean a person to whom a Restricted Stock Award is made.

         2.11 "Restricted Stock Award" shall mean an award of shares of Common Stock, subject to certain restrictions as determined by the Board.

         2.12 "Subsidiary" shall mean any corporation which at the time qualifies as a subsidiary of the Corporation under Section 424(f) of the Code.

Section 3.   Shares Available Under Plan.

The number of shares which may be issued pursuant to Restricted Stock Awards under this Plan shall not exceed 150,000 shares of the Common Stock of the Corporation; provided, however, that shares which become available as a result of canceled, lapsed or terminated Restricted Stock Awards granted under this Plan shall be available for issuance pursuant to Restricted Stock Awards subsequently granted under this Plan. The shares issued upon exercise of Restricted Stock Awards granted under this Plan may be authorized and unissued shares or shares previously acquired or to be acquired by the Corporation, including shares acquired on the open market. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, other change in corporate structure affecting the Common Stock, or spin-off or other distribution of assets to shareholders, such substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan and in the number of shares subject to outstanding Restricted Stock Awards granted under the Plan as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of shares subject to any award shall always be a whole number.


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Section 4.   Administration.

         4.1 The Plan will be administered by the Board, or at the Board's discretion, by the Committee. Other than references in this Section 4.1, references to the "Committee" in this Plan shall be deemed to refer to the Board where the Board has not designated a Committee to administer the Plan. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may delegate to executive officers of the Corporation the authority to exercise the powers granted to the Committee in this Plan, subject to the review of the Committee or the Board as set forth in Section 4.5 below.

         4.2 The Committee will have plenary authority, subject to provisions of the Plan, to determine when and to whom to grant Restricted Stock Awards, the number of shares covered by each award, the time or times within which such awards may be subject to forfeiture, and all other conditions of the awards. The Committee may also condition the grant of a Restricted Stock Award upon the attainment of specified performance goals. The provisions of Restricted Stock Awards need not be the same with respect to each Recipient.

         4.3 The Committee will have the sole responsibility for construing and interpreting the Plan, for establishing and amending any rules and regulations as it deems necessary or desirable for the proper administration of the Plan, and for resolving all questions arising under the Plan. Any decision or action taken by the Committee arising out of or about the construction, administration, interpretation and effect of the Plan and of its rules and regulations will, to the extent permitted by law, be within its absolute discretion, except as otherwise specifically provided herein, and will be conclusive and binding on all recipients, all successors, and any other person, whether that person is claiming under or through any Recipient or otherwise.

         4.4 No member of the Committee will be liable, in the absence of bad faith, for any act or omission with respect to his or her services on the Committee. Service on the Committee will constitute service as a member of the Board, so that the members of the Committee will be entitled to indemnification and reimbursement as Board members pursuant to its Bylaws.

         4.5 The Committee will regularly inform the Board as to its actions with respect to all Restricted Stock Awards granted under the Plan and the terms and conditions and any such awards in a manner, at any times, and in any form as the Board may reasonably request.

Section 5.   Recipients.

Employees of the Corporation and any Subsidiary who are responsible for or contribute to the management, growth and/or profitability of the business of the Corporation and any Subsidiary, other than the Chief Executive Officer and the four highest paid officers of the Corporation other than the Chief Executive Officer, are eligible to be granted Restricted Stock Awards under the Plan. The Recipients under the Plan shall be selected from time to time by the Committee, in its sole discretion, from those eligible, and the Committee shall determine, in its sole discretion, the number of shares covered by each award. Restricted Stock Awards may be granted under this Plan to persons who have previously received Restricted Stock Awards or other benefits under other plans of the Corporation.

Section 6.   Restricted Stock Awards.

         6.1 A Recipient of a Restricted Stock Award shall not have any rights with respect to such award, unless and until such Recipient has executed an Agreement evidencing the award and has delivered a fully executed copy thereof to the Corporation, and has otherwise complied with the then applicable terms and conditions.


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         6.2 Subject to the provision of this Plan and the award Agreement, at the time of the grant of a Restricted Stock Award, the Committee shall determine the period during which the shares awarded shall be subject to the risk of forfeiture and other terms and conditions (the "Restriction Period") as the Committee may specify. The Committee may, at any time, accelerate the date of lapse of restrictions with respect to all or any part of the shares awarded to a Recipient. Except as provided in Section 12 and as otherwise provided in the Agreement, Recipients of Restricted Stock Awards shall not be required to make any payment or provide consideration other than the rendering of services.

         6.3 The shares subject to the Restricted Stock Award shall be held by the Corporation during the Restriction Period and no rights therein may be transferred, gifted, or otherwise alienated or hypothecated during the Restriction Period.

         6.4 Except as provided above or as otherwise provided in the Agreement, the Recipient shall have, with respect to the shares of Restricted Stock, all of the rights of a shareholder of the Corporation, including the right to vote the shares and the right to receive any cash or stock dividends. The Committee, in its sole discretion, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional shares of Restricted Stock (to the extent shares are available under Section 3). Certificates for shares of unrestricted Common Stock shall be delivered to the Recipient promptly after, and only after, the Restriction Period shall have expired without forfeiture in respect of such shares of Restricted Stock.

         6.5 Notwithstanding the foregoing, all restrictions with respect to any Recipient's Restricted Stock Award shall lapse on the occurrence of any Change of Control, or such earlier date as determined by the Committee.

Section 7.   Rights of Corporation, Rights of Employees and Recipients.


         7.1 Nothing in the Plan shall interfere with or limit in any way the right of the Corporation to terminate any employee's or Recipient's employment at any time, nor confer upon any employee or Recipient any right to continue in the employ of the Corporation.

         7.2 The existence of outstanding awards shall not affect in any way the right or power of the Corporation or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Corporation's capital structure or its business, or any merger or consolidation of the Corporation, or any issuance of Common Stock or subscription rights thereto, or any merger or consolidation of the Corporation, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise; provided, however, that if the outstanding shares of Common Stock of the Corporation shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares or recapitalization, the number and kind of shares subject to the Plan or subject to any Restricted Stock Awards theretofore granted, shall be adjusted as provided in Section 3.

         7.3 The rights and interests of any Recipient in the Plan shall not be assignable or transferable otherwise than by will or by the laws of descent and distribution.

Section 8.   Securities Registration.

         8.1 As promptly as practicable, the Corporation shall prepare, file, and maintain with the Securities and Exchange Commission, an effective registration statement on Form S-8 (or, in the


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Corporation's sole discretion, on any appropriate comparable form under the
Securities Act of 1933, as amended, as may then be available to the Corporation) relating to the resale of Common Stock granted pursuant to the Plan.

         8.2 All certificates for shares of Common Stock delivered under the Plan pursuant to any Restricted Stock Award shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. The Committee may require each Recipient to represent to and agree with the Corporation in writing that the Recipient is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

Section 9.   Effect on Other Plans.

Nothing contained in this Plan shall prevent the Board of Directors from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. Participation in the Plan shall not affect an employee's eligibility to participate in any other benefit or incentive plan of the Corporation and any Awards made pursuant to the Plan shall not be included in the Recipient's remuneration for the purpose of determining the benefits provided under any other plan of the Corporation unless specifically provided in such other plan.

Section 10.  Amendment and Termination.

The Plan may be amended or terminated at any time by the Committee, provided that no amendment or termination of the Plan, without the consent of the Recipient, shall materially and adversely affect a Recipient's rights under an Award granted pursuant thereto.

Section 11.  Legal Requirements; Governing Law.

         11.1 The delivery of shares of Common Stock of the Corporation pursuant to the Plan shall be subject to all applicable laws, rules, and regulations, and shall not be made until all required approvals of the proper government agencies have been obtained.

         11.2 The Plan, and all Agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Minnesota.

Section 12.  Withholding Taxes.

Each Recipient shall, no later than the date as of which any part of the value of an award first becomes includible as compensation in the gross income of the Recipient for Federal income tax purposes, pay to the Corporation, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to the award. The obligations of the Corporation under the Plan shall be conditional on such payment or arrangements and the Corporation and Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Recipient. With respect to any award under the Plan, if the terms of such award so permit, a Recipient may elect by written notice to the Corporation to satisfy part or all of the withholding tax requirements associated with the award by (i) authorizing the Corporation to retain from the


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number of shares of Common Stock that would otherwise be deliverable to the
Recipient, or (ii) delivering to the Corporation from shares of Common Stock already owned by the Recipient, that number of shares having an aggregate Fair Market Value equal to part or all of the tax payable by the Recipient under this
Section 12. Any such election shall be in accordance with, and subject to, applicable tax and securities laws, regulations and rulings and in the event shares are withheld, the amount withheld may not exceed the minimum required federal, state and FICA withholding amount.

Section 13.  Duration of the Plan.

The Plan shall remain in effect until all shares awarded under the Plan are free of all restrictions imposed by the Plan and the Agreements, but no Restricted Stock Award shall be granted to a Recipient after October 13, 2010.


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